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                                                                      EXHIBIT 5

                                 March 4, 1997

VIASOFT, INC.
3033 North 44th Street
Suite 101
Phoenix, Arizona 85018

        Re:  VIASOFT, Inc.
             Form S-3 Registration Statement No. 333-21461

Ladies and Gentlemen:

        We have acted as counsel to VIASOFT, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-3,No. 333-21461, under the Securities Act of 1933 (the "Registration Statement"), relating to the registration of 2,300,000 shares of its Common Stock, $.001 par value (the "Shares"). In connection with this representation, we have examined such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion.

        Based upon the foregoing, we are of the opinion that the Shares, when issued by the Company, will be duly and validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement.

                                        Very truly yours,

                                        OSBORN MALEDON, P.A.


                                        By: /s/ William M. Hardin
                                            ---------------------------------
                                            William M. Hardin